EXHIBIT 4

                       BY-LAWS OF LASALLE NATIONAL BANK

                                    BYLAWS

                                      OF

                            LASALLE NATIONAL BANK

                               CHICAGO, ILLINOIS





                         LASALLE NATIONAL BANK (LOGO)





                   Organized Under the National Banking Laws
                             of the United States

                                    BYLAWS

                                    of the

                            LASALLE NATIONAL BANK


               (a National Banking Association which association
                     is herein referred to as the "bank")

                                   ARTICLE I

                           MEETINGS OF SHAREHOLDERS

      SECTION 1.1. ANNUAL MEETING. The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held at the main office of the Bank, 135 South LaSalle Street, Chicago, Illinois, or such other place as the Board of Directors may designate, at 9:00 A.M., on the third Wednesday of March of each year. Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the Bank. If for any cause, an election of directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

      SECTION 1.2. SPECIAL MEETINGS. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at anytime by the board of directors or by any three or more shareholders owning, in the aggregate, not less than ten percent of the stock of the bank. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage pre-paid, not less than ten days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the bank, a notice stating the purpose of the meeting.

      SECTION 1.3. NOMINATIONS FOR DIRECTOR. Nominations for election to the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the bank entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the bank, shall be made in writing and shall be delivered or mailed to the president of the bank and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to the shareholders, such nomination shall be mailed or delivered to the president of the bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of each proposed nominee; (d) the name and address of the notifying shareholder; and (e) the number of shares of capital stock of the bank owned by the notifying shareholder. Nominations not made in accordance herewith, may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.


      SECTION 1.4. JUDGES OF ELECTION. Every election of directors shall be managed by three judges, who shall be appointed by the board of directors prior to the time of said election. The judges of election shall hold and conduct the election at which they are appointed to serve; and after the election, they shall file with the cashier a certificate under their hands, certifying the result thereof and the names of the directors elected. The judges of election. at the request of the chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

      SECTION 1.5. PROXIES. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this bank shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

      SECTION 1.6. QUORUM. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the articles of association.


                                   ARTICLE II

                                   DIRECTORS

      SECTION 2.1. BOARD OF DIRECTORS. The board of directors (hereinafter referred to as the "board"), shall have power to manage and administer the business affairs of the bank. Except as expressly limited by law, all corporate powers of the bank shall be vested in and may be exercised by said board.

      SECTION 2.2. NUMBER. The board shall consist of not less than five or more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full board may not increase the number of directors by more than two if the number of directors last elected by shareholders was fifteen or less and by not more than four where the number of directors last elected by shareholders was sixteen or more, provided that in no event shall the number of directors exceed twenty-five.

      SECTION 2.3. ORGANIZATION MEETING. The cashier, upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the bank for the purpose of organizing the new board and electing and appointing officers of the bank for the succeeding year. Such meeting shall be appointed to be held on the day of election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

      SECTlON 2.4 REGULAR MEETINGS. The regular meetings of the board shall be held, without notice, on the third Wednesday of each month at the main office. When any regular meeting of the board falls upon a holiday, the meeting shall be held on the next banking business day unless the board shall designate some other day.

      SECTION 2.5 SPECIAL MEETINGS. Special meetings of the board may be called by the chairman of the board, the president, or at the request of three or more directors. Each member of the board shall be given notice stating the time and place, by telegram, letter or in person, of each such special meeting.

      SECTION 2.6. QUORUM. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting from time to time, and the meeting may be held, as adjourned, without further notice.

      SECTION 2.7. VACANCIES. When any vacancy occurs among the directors, the remaining members of the board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose.

SECTION 2.8 RETIREMENT POLICY. A retirement policy adopted by the board of directors shall be applicable to directors who are not active officers of the bank.


                                  ARTICLE III

                            COMMITTEES OF THE BOARD

      SECTION 3.1. EXECUTIVE COMMITTEE. There shall be an executive committee of the board. The members of the executive committee shall be chosen by the board from time to time, shall hold office during its pleasure, and shall consist of the chairman of the board, the chairman of the executive committee selected by the board, who may but need not be the same person designated to be president, and the president, ex officio, and not less than seven additional members of the board who shall not be active officers of the bank. It shall be the duty of this committee to exercise such powers and perform such duties in respect to the making of loans and discounts as shall from time to time be specified by resolution of the board. During such periods as the board shall not be in session, the executive committee shall have and may exercise all the powers of the board except such as are by law or by these bylaws required to be exercised only by the board. The executive committee may make rules for holding and conducting its meetings and keep in the minute book of the bank a report of all action taken which shall be submitted for approval at each regular meeting of the board and the action of the board shall be recorded in the minutes of that meeting. A quorum of the executive committee shall consist of not less than five of its members, at least three of whom shall not be active officers of the bank. The chairman of the board, or in his absence in the order named if present, the chairman of the executive committee or the president, may designate any director who is not an active officer of the bank, or a designated member, to serve as a member of the executive committee at any specified meeting. Vacancies in the executive committee at any time existing may be filled by appointment by the board. The board may at anytime revise or change the membership and chairmanship of the executive committee and make new or additional appointments thereto. The chairman of the executive committee shall be ex officio a member of all committees except the examining committee and the trust audit committee, and shall have such other duties as may from time to time be assigned him by the board.

      SECTION 3.2. OFFICERS' COMPENSATION COMMITTEE. There shall be an officers' compensation committee of the board. The members of the officers' compensation committee shall consist of the members ex officio provided for in other sections of these bylaws and not less than three additional non-officer members of the board who shall be appointed by the board each year at its first meeting after the directors have been elected and qualified. It shall be the duty of this committee to study the compensation of all officers of the bank and from time to time report their recommendations to the board; and such other duties, if any, as may from time to time be assigned to it by the board. A majority of the committee, including at least two non-officer members, shall be necessary for the committee to keep records of its action.

      SECTION 3.3. EXAMINING COMMITTEE. There shall be an examining committee of the board.

The members of the examining committee shall consist of the members ex officio provided for in other sections of these bylaws, but exclusive of any active officer of the bank and not less than three additional non-officer members of the board who shall be appointed by the board each year at its first meeting after the directors have been elected and qualified. It shall be the duty of this committee to make an examination at least twice each year into the affairs of the bank or to cause the examinations to be made by accountants (who may be the bank's own accountants) responsible only to the board in such examinations, and to report the result of such examinations in writing to the board at the next regular meeting thereafter, or it may, at its sole discretion, submit the reports of the national bank examiner or of the Chicago Clearing House Association examination, with or without additional comments by the committee itself, for, and in lieu of its personal examinations. Such reports shall state whether the bank is in sound condition, whether adequate internal audit controls and procedures are being maintained and shall recommend to the board such changes in the manner of doing business or conducting the affairs of the bank as shall be deemed advisable.

SECTION 3.4. OTHER COMMITTEES. The board may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the board may determine.


                                  ARTICLE IV

                            OFFICERS AND EMPLOYEES


      SECTION 4.1. CHAIRMAN OF THE BOARD. The board shall appoint one of its members to be chairman of the board. The chairman of the board shall supervise the carrying out of the policies adopted or approved by the board. He shall have general executive powers, as well as the specific powers conferred by these bylaws. He shall be ex officio a member of all committees, except the examining committee and the trust audit committee. He shall have general supervision and direction of the business, affairs and personnel of the bank. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him by the board.

SECTION 4. 2. VICE CHAIRMAN OF THE BOARD. The board may appoint one of its members to be vice chairman of the board. He shall perform such duties as may from time to time be assigned to him by the board.

      SECTION 4.3. PRESIDENT. The board shall appoint one of its members to be president of the bank. He shall be the chief executive officer and the chief administrative officer of the bank and in the absence of the chairman of the board, he shall preside at any meeting of the board at which he is present. The president shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice to the office of president, or imposed by these bylaws. He shall be ex officio a member of all committees, except the examining committee and trust audit committee. He shall have general supervision of the business, affairs and personnel of the bank and in the absence of the chairman of the board, shall exercise the powers and perform the duties of the chairman of the board. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the board.

      SECTION 4.4. SENIOR OFFICERS. The board may appoint one or more executive vice presidents and one or more senior vice presidents. Each such senior officer shall have such powers and duties as may be assigned to him by the board, the chairman of the board, or the president.

       SECTION 4.5. VICE PRESIDENT. The board may appoint one or more vice presidents. Each vice president shall have such powers and duties as may be assigned to him by the board, the chairman of the board, or the president.


      SECTION 4.6. CASHIER. The board shall appoint a cashier who shall have such powers and duties as may be assigned to him by the board, the chairman of the board, or the president. The cashier shall be custodian of the corporate seal, records, documents and papers of the bank. He shall provide for keeping of proper records of all transactions of the bank.

      SECTION 4.7. SECRETARY. The board shall appoint a secretary who shall be secretary of the bank. He shall also perform such duties as may be assigned to him from time to time by the board. The board may appoint a secretary of the board who shall keep accurate minutes of all meetings. He shall attend to the giving of all notices; he shall also perform such other duties as may be assigned to him from time to time by the board.

      SECTION 4.8. OTHER OFFICERS. The board may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant secretaries, one or more assistant cashiers, and such other officers and attorneys-in-fact as from time to time may appear to the board to be required or desirable to transact the business of the bank. Such officers, respectively, shall exercise such powers and perform such duties as pertain to their several offices or as may be conferred upon or assigned to them by the board the chairman of the board or the president.

      SECTION 4.9. CLERKS AND AGENTS. The chairman of the board, the president, or any other active officer of the bank authorized by the chairman of the board, or the president, may appoint and dismiss all or any paying tellers receiving tellers note tellers, vault custodians, bookkeepers and other clerks, agents and employees as they may deem advisable for the prompt and orderly transaction of the business of the bank, define their duties, fix the salaries to be paid them and the conditions of their employment.

      SECTION 4.10. RESPONSIBILITY FOR MONEYS, ETC. Each of the active officers and clerks of this bank shall be responsible for all moneys, funds valuables and property of every kind and description that may from time to time be entrusted to his care or placed in his hands by the board or others, or that otherwise may come into his possession as an active officer or clerk of this bank.

      SECTION 4.11. SURETY BONDS. All the active officers and clerks of this bank may be covered by one of the blanket form bonds customarily written by the surety companies, drawn for such an amount, and executed by such surety company, as the board may from time to time require, and duly approve; or at the discretion of the board, all such active officers and clerks shall, each for himself, give such bond, with such security, and in such denominations as the board may from time to time require and direct. All bonds approved by the board shall assure the faithful and honest discharge of the respective duties of such active officer or clerk and shall provide that such active officer or clerk shall faithfully apply and account for all moneys, funds, valuables and property of every kind and description that may from time to time come into his hands or be entrusted to his care, and pay over and deliver the same to the order of the board or to such other person or persons as may be authorized to demand and receive the same.

      SECTION 4.12. TERM OF OFFICE - OFFICER DIRECTOR. The chairman of the board, the vice chairman of the board and the president, together with any other active officers who may be duly elected members of the board, shall hold their respective offices for the current year for which the board (of which they shall be members) was elected and until their successors are appointed, unless they shall resign, be disqualified, or be removed; and any vacancy occurring in the office of the chairman of the board, the vice chairman of the board, the president, or in the board, shall, if required by these bylaws, be filled by the remaining members.


      SECTION 4.13. TERM OF OFFICE - OFFICER. The executive vice presidents, the senior vice presidents, the vice presidents, the assistant vice presidents, the cashier, the secretary, the trust officers and all other officers and attorneys-in-fact who are not duly elected members of the board, shall be appointed to hold their offices, respectively, during the pleasure of the board.


                                   ARTICLE V

                               TRUST DEPARTMENT

     SECTION 5.1. TRUST DEPARTMENT. There shall be a department of the bank known as the trust department which shall perform the fiduciary responsibilities of the bank.

     SECTION 5.2. TRUST OFFICER. There shall be a senior vice president and trust officer, or vice president and trust officer of this bank, who shall be designated as the managing officer of the trust department and whose duties shall be to manage, supervise and direct all the activities of the trust department. He shall do, or cause to be done, all things necessary or proper in carrying on the business of the trust department in accordance with provisions of law and regulations. He shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. The trust officer shall be responsible for all assets and documents held by the bank in connection with fiduciary matters.

The board may appoint such other officers of the trust department as it may deem necessary, with such duties as may be assigned to them by the board, the chairman of the board, or the president.

      SECTION 5.3. TRUST INVESTMENT COMMITTEE. There shall be appointed by the board a trust investment committee of this bank composed of not less than four members, including members ex officio provided for in other sections of these bylaws, who shall be capable and experienced officers or directors of the bank. All investments of funds held in a fiduciary capacity shall be made, retained or disposed of only with the approval of the trust investment committee; and the committee shall keep minutes of all its meetings, showing the disposition of all matters considered and passed upon by it. The committee shall, promptly after the acceptance of an account for which the bank has investment responsibilities, review the assets thereof, to determine the advisability of retaining or disposing of such assets. The committee shall conduct a similar review at least once during each calendar year thereafter and within fifteen months of the last such review. A report of all such reviews, together with the action taken as a result thereof, shall be noted in the minutes of the committee. Three members of the trust investment committee shall constitute a quorum, and any action approved by a majority of those present shall constitute the action of the committee.

      SECTION 5.4. TRUST AUDIT COMMITTEE. The board shall appoint a committee of not less than three directors, including members ex officio provided for in other sections of these bylaws, exclusive of any active officers of the bank, which shall at least once during each calendar year and within fifteen months of the last such audit make suitable audits of the trust department, or cause suitable audits to be made, by auditors responsible only to the board, and at such time shall ascertain whether the department has been administered in accordance with law, Regulation 9, and sound fiduciary principles. Notwithstanding the provisions of this Section, the board at any time may assign to the Examining Committee, in addition to the duties of the Examining Committee set forth in Section 3.3 of these bylaws, all of the duties of the Trust Audit Committee and during such time as the Examining Committee is performing the duties of both committees, the Trust Audit Committee shall cease to function as a committee of this board. The board at any time may reassign the duties provided for in this Section to the Trust Audit Committee.


     SECTION 5.5. TRUST DEPARTMENT FILES. There shall be maintained in the trust department, files containing all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

     SECTION 5.6. TRUST INVESTMENTS. Funds held in a fiduciary capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the bank a discretion in the matter, fund shield pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.


                                  ARTICLE VI

                         STOCK AND STOCK CERTIFICATES

      SECTION 6.1. TRANSFERS. Shares of capital stock shall be transferable on the books of the bank and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder be such transfer shall in proportion to his shares, succeed to all rights and liabilities of the prior holder of such shares.

      SECTION 6.2. STOCK CERTIFICATES. Certificates of capital stock shall bear the signature of any one of, the chairman of the board, or the president (which may be engraved, printed or impressed) and shall be signed manually or by facsimile process by the secretary, assistant secretary, cashier, assistant cashier, or any other officer appointed by the board for that purpose, to be known as an authorized officer and the seal of the bank shall be engraven thereon. Each certificate shall recite on its face that the stock represented thereby is transferable, properly endorsed, only on the books of the bank.


                                  ARTICLE VII

                                CORPORATE SEAL

      SECTION 7.1. CORPORATE SEAL. The chairman of the board, the president, the cashier, the secretary or any assistant cashier or assistant secretary, or other officer thereunto designated by the board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the form set forth herein.


                                 ARTICLE VIII

                      INDEMNIFYING OFFICERS AND DIRECTORS

      SECTION 8.1. INDEMNIFYING OFFICERS AND DIRECTORS. Any person, his heirs, executors or administrators, may be indemnified or reimbursed by the bank for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer or employee of the bank or of any firm, corporation or organization which he served in any such capacity at the request of the bank; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty of or liable for negligence or willful misconduct in the performance of his duties to the bank; and, provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the bank, or the board, acting by vote of directors not parties to the same or substantially the same action suit or proceeding, constituting a majority of the whole number of the directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors or administrators, may be entitled as a matter of law.


                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

      SECTION 9.1.      FISCAL YEAR. The fiscal year
of the bank shall be the calendar year.

      SECTION 9.2. EXECUTION OF INSTRUMENTS. All agreements, indentures mortgages, deeds, conveyances transfers certificates declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted for the bank by the chairman of the board, or the vice chairman of the board, or the president, or any executive vice president, or any senior vice president, or any vice president, or the secretary or the cashier, or, if in connection with the exercise of fiduciary powers of the bank by any of said officers or by any officer in the trust department. Any such instruments may also be signed, executed, acknowledged, verified, delivered or accepted for the bank in such other manner and by such other officers as the board may from time to time direct. The provisions of this Section 9.2 are supplementary to any other provisions of these bylaws.

         SECTION 9.3. RECORDS. The articles of association, the bylaws, and the proceedings of all meetings of the shareholders and of the board shall be recorded in appropriate minute books provided for the purpose; where these bylaws so provide, the proceedings of standing committees of the board shall be recorded in appropriate minute books provided for the purpose.


                                   ARTICLE X

                                  EMERGENCIES

      SECTION 10.1. CONTINUATION OF BUSINESS. In the event of a state of emergency of sufficient severity to interfere with the conduct and management of the affairs of this bank, the officers and employees will continue to conduct the affairs of the bank under such guidance from the directors as may be available except as to matters which by statute require specific approval of the board of directors and subject to conformance with any governmental directives during the emergency.

      SECTION 10.2. DESIGNATION OF PLACE OF BUSINESS. The offices of the bank at which its business shall be conducted shall be the main office thereof located at 135 South LaSalle Street, Chicago, Illinois, and any other legally authorized location which may be leased or acquired by this bank to carry on its business. During an emergency resulting in any authorized place of business of this bank being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the locations heretofore mentioned, as may be designated by the board of directors or by the executive committee or by such persons as are then, in accordance with resolutions adopted from time to time by the board of directors dealing with the exercise of authority in the time of such emergency, conducting the affairs of this bank. Any temporarily relocated place of business of this bank shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.


                                  ARTICLE XI

                                    BYLAWS

      SECTION 11.1 INSPECTION. A copy of the bylaws with all amendments thereto, shall at all times be kept in a convenient place at the main office of the bank and shall be open for inspection to all shareholders, during banking hours.

     SECTION 11.2 AMENDMENTS. The bylaws may be amended, altered or repealed, at any regular meeting of the board, by a vote of a majority of the whole number of the directors.


                                      ***